UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 26, 2017 Date of report (Date of earliest event reported)

LifeLock, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware	001-35671	56-2508977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 East Rio Salado Parkway, Suite 400 Tempe, Arizona 85281 (Address of principal executive offices and zip code) (480) 682-5100 (Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction
As previously disclosed on November 21, 2016, in the Current Report on Form 8-K filed with the Securities and Exchange Commission by LifeLock, Inc. (the “Company”), the Company is party to an Agreement and Plan of Merger, dated as of November 20, 2016 (the “Merger Agreement”), as amended on January 16, 2017, by and among the Company, Symantec Corporation, a Delaware corporation (“Parent”), and L1116 Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent, pursuant to which, the Company held a Special Meeting of Stockholders on January 26, 2017 at 10:00 a.m., Pacific time (the “Special Meeting”).
Item 5.07. Submission of Matters to a Vote of Security Holders.
The primary purpose of the Special Meeting was to vote on the adoption of the Merger Agreement. At the Special Meeting, 68,523,184 shares cast votes out of a total of 94,947,772 shares entitled to vote and accordingly a quorum was present. Proposals 1 and 3 set forth below were approved by the Company’s stockholders with the requisite vote. In light of the approval of Proposal 1, Proposal 2 was rendered moot and was not presented at the Special Meeting.
The following matters were acted upon at the Special Meeting:
Proposal 1: To adopt the Agreement and Plan of Merger, dated as of November 20, 2016, as it may be amended from time to time, by and among LifeLock, Inc., Symantec Corporation and L1116 Merger Sub, Inc.

For	Against	Abstain
68,466,235	44,579	12,370
The proposal received the necessary votes to be approved.
Proposal 3: To approve, on a non-binding, advisory basis, compensation that will or may become payable by LifeLock, Inc. to its named executive officers in connection with the merger.

For	Against	Abstain
67,454,809	780,464	287,911
The proposal received the necessary votes to be approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELOCK, INC.
Date:	January 27, 2017	By:	/s/ Sharon Segev
Sharon Segev
Executive Vice President, General Counsel and Secretary